EXHIBIT 99.4

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Partners Announces Upsize in Previously Announced Tender Offer

Houston, Texas – February 25, 2021 – Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) announced today that it has amended its earlier announced tender offer and consent solicitation in respect of its 5.250% Notes due 2025 (the “Notes”) to eliminate the tender cap and extend the offer to purchase any and all of the outstanding $1,500,000,000 aggregate principal amount of the Notes. Cheniere Partners currently expects the early settlement date, if any, to occur on March 11, 2021.

In the tender offer, Cheniere Partners is offering to purchase any and all outstanding Notes upon the terms and conditions set forth in the related Offer to Purchase and Consent Solicitation Statement. In connection with the tender offer, Cheniere Partners is soliciting consents from holders of the Notes to amend the indenture with respect to the Notes to reduce the minimum notice period to optionally redeem the Notes (the “Proposed Amendment”). Holders of the Notes are urged to carefully read the Offer to Purchase and Consent Solicitation Statement, which sets forth a more detailed description of the tender offer, before making any decision with respect to the tender offer.

Holders who have already validly tendered (and not validly withdrawn) their Notes do not need to re-tender their Notes. The table below sets forth certain information regarding the Notes and the tender offer.

Series of Notes	CUSIP Numbers	Aggregate Principal Amount Outstanding	Tender Consideration(1)	Early Tender Premium(2)	Total Consideration (1)(2)
5.250% Notes due 2025	16411QAB7 U16353AA9	$1,500,000,000	$977.27	$50.00	$1,027.27

(1)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by Cheniere Partners. Excludes accrued and unpaid interest, which will be paid on Notes accepted for purchase by Cheniere Partners as described below.

(2)	Includes the $50.00 early tender premium for Notes validly tendered at or prior to the Early Tender Deadline (as defined below) (and not validly withdrawn) and accepted for purchase by us.

Cheniere Partners will not be obligated to accept for purchase any Notes pursuant to the tender offer unless certain conditions are satisfied or waived by Cheniere Partners, including (1) entry by Cheniere Partners at or prior to the Expiration Date (as defined below) (or Early Tender Deadline, if Cheniere Partners elects to have an early settlement) into a definitive contract providing for the receipt by Cheniere Partners, on terms satisfactory to it in its sole discretion subject to applicable law, of a minimum of $1,500,000,000 in gross proceeds from one or more debt financings and (2) the receipt by Cheniere Partners at or prior to the final settlement date (or early settlement date, if Cheniere Partners elects to have an early settlement) of a minimum of $1,500,000,000 in gross proceeds from one or more debt financings upon fulfillment of customary conditions. The tender offer is not conditioned on any minimum amount of Notes being tendered or receipt of requisite consents to adopt the proposed amendments. Subject to applicable law, Cheniere Partners may amend, extend or terminate the tender offer in its sole discretion.

The tender offer and consent solicitation is being made solely pursuant to the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement, dated February 25, 2021, as amended by this press release. Holders of the Notes are urged to carefully read the Offer to Purchase and Consent Solicitation Statement before making any decision with respect to the tender offer and consent solicitation.

The tender offer and consent solicitation will expire at 12:01 a.m., New York City time, on March 24, 2021, unless extended, earlier expired or terminated by Cheniere Partners (such time and date, as the same may be extended, earlier expired or terminated by Cheniere Partners in its sole discretion, subject to applicable law, the “Expiration Date”). Tendered Notes may be withdrawn and consents delivered may be revoked at or prior to 5:00 p.m., New York City time, on March 10, 2021 by following the procedures in the Offer to Purchase and Consent Solicitation Statement, but may not thereafter be validly withdrawn and validly revoked, except as provided for in the Offer to Purchase and Consent Solicitation Statement or required by applicable law.

Holders of Notes must validly tender and not validly withdraw their Notes and validly deliver and not validly revoke their consents at or prior to 5:00 p.m., New York City time, on March 10, 2021 (such time and date, as the same may be extended by Cheniere Partners in its sole discretion, subject to applicable law, the “Early Tender Deadline”) in order to be eligible to receive the total consideration, which includes the early tender premium for the Notes of $1,027.27 per $1,000 principal amount of Notes tendered. Holders who validly tender their Notes and deliver their consents after the Early Tender Deadline and at or prior to the Expiration Date will be eligible to receive only the tender consideration, as set forth in the table above. Accrued and unpaid interest will be paid on all Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the applicable settlement date.

Cheniere Partners reserves the right, but is under no obligation, at any time after the Early Tender Deadline and before the Expiration Date, to accept for purchase Notes that have been validly tendered and not validly withdrawn at or prior to the Early Tender Deadline on the early settlement date. If Cheniere Partners chooses to exercise its option to have an early settlement date, Cheniere Partners will purchase any remaining Notes that have been validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date, subject to all conditions to the tender offer having been satisfied or waived by Cheniere Partners, on a date following the Expiration Date. The final settlement date is expected to occur promptly following the Expiration Date, and is currently expected to occur on March 25, 2021, unless extended by Cheniere Partners. If Cheniere Partners chooses not to exercise its option to have an early settlement date, Cheniere Partners will purchase all Notes that have been validly tendered and not validly withdrawn at or prior to the Expiration Date, subject to all conditions to the tender offer having been satisfied or waived by Cheniere Partners, on the final settlement date. Tenders of Notes and delivery of consents submitted after the Expiration Date will not be valid.

Subsequent to the commencement of the tender offer and the consent solicitation and conditioned upon the receipt of the net proceeds from the Debt Financing and the lack of receipt of the requisite consents on or prior to the Early Tender Deadline, Cheniere Partners issued a notice of redemption for any Notes that remain outstanding following the consummation or termination of the tender offer and consent solicitation. Any such redemption will be made pursuant to the existing notice period provisions in the indenture and in accordance with the terms of the indenture, as supplemented, pursuant to which the Notes were issued, which provides for a redemption price equal to 102.625% plus accrued and unpaid interest thereon to the redemption date. In addition, assuming the execution and delivery of the supplemental indenture, Cheniere Partners currently intends, in accordance with the terms and conditions of the indenture, as may be amended as a result of the Proposed Amendment, to mail a notice of redemption to the holders of any outstanding Notes on the early settlement date, if any, although Cheniere Partners has no legal obligation to do so and the selection of any particular redemption date is in Cheniere Partners’ discretion. These statements shall not constitute a notice of any such redemptions under the indenture. Any such notice, if made, will only be made in accordance with the provisions of the indenture.

Cheniere Partners has retained J.P. Morgan Securities LLC to act as the dealer manager and solicitation agent and Ipreo LLC to act as the tender and information agent for the tender offer and consent solicitation. For additional information regarding the terms of the tender offer and consent solicitation, please contact J.P. Morgan Securities LLC collect at (212) 834-2045 or toll-free at (866) 834-4666. Requests for copies of the Offer to Purchase and Consent Solicitation Statement and questions regarding the tendering of notes and delivery of consents may be directed to Ipreo LLC at (212) 849-3880 (for banks and brokers) or (888) 593-9546 (all others, toll-free) or email ipreo-tenderoffer@ihsmarkit.com.

This press release is for informational purposes only and does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

None of Cheniere Partners, the tender and information agent, the dealer manager and solicitation agent or the trustee (nor any of their respective directors, officers, employees or affiliates) makes any recommendation as to whether holders should tender their Notes pursuant to the tender offer and deliver any related consents, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding Cheniere Partners’ business strategy, plans and objectives, including statements regarding the intended conduct, timing and terms of the tender offer and consent solicitation, related financing plans and any future actions by Cheniere Partners in respect of the Notes. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

Cheniere Partners Contacts

Investors
Randy Bhatia	713-375-5479
Megan Light	713-375-5492
Media Relations
Eben Burnham-Snyder	713-375-5764
Jenna Palfrey	713-375-5491